Exhibit 99.1

springbig Completes Business Combination with Tuatara Capital Acquisition Corporation, Becoming the Largest Publicly Traded Loyalty and Marketing Automation Platform in the Cannabis Industry

Trading will begin today on the Nasdaq Global Market under the symbols “SBIG” and “SBIGW”

BOCA RATON, FL. & NEW YORK, NY, June 15, 2022 – springbig (the “Company”), a leading provider of SaaS-based marketing solutions, consumer mobile app experiences, and omnichannel loyalty programs to the cannabis industry, and Tuatara Capital Acquisition Corporation (“TCAC”) today announced that they have completed their previously announced business combination (the “Business Combination”).

The Business Combination was approved at a special general meeting of TCAC shareholders on June 9, 2022. In connection with the closing of the Business Combination, TCAC has changed its name to SpringBig Holdings, Inc. The ticker symbols for TCAC’s common stock and warrants have been changed to “SBIG” and “SBIGW,” respectively, and will begin trading today on the Nasdaq Global Market.

springbig is the largest customer loyalty and marketing platform in the cannabis industry and is the provider of choice and trusted partner to many leading cannabis retailers and brands across North America. The Company serves over 1,300 clients with more than 2,400 retail locations, through its suite of category-leading solutions designed to increase customer retention, build customer loyalty, and boost brand awareness through digital marketing and communications and industry-leading reporting and analytics.

Jeffrey Harris, Chief Executive Officer and Co-Founder of springbig, said: “We are thrilled to close this Business Combination and further springbig’s evolution – not only as a public company, but as a trusted and distinguished technology and software leader serving the growing North American cannabis ecosystem. Looking ahead, we will strategically position and adapt our industry-leading offering alongside the maturation of the cannabis sector, including expanding our engagement with major brands. Additionally, we will continue exploring avenues for growth, both organically and through M&A.”

Mr. Harris concluded, “I would like to congratulate and thank all those involved in this transaction, including our passionate and dedicated team. I could not be more excited for the future of springbig and look forward to generating sustained value for our shareholders, customers, and consumers, as we accelerate our growth strategy as a newly public company.”

The Company and TCAC also announced the issuance of $11 million in aggregate principal amount of senior secured convertible notes to a global institutional investor, pursuant to the terms of the previously announced financing transaction.

As of the closing of the Business Combination, the previously announced bonus shares have been delivered to non-redeeming shareholders, with each such shareholder receiving one bonus share for each non-redeeming share (and a corresponding forfeiture of 1,000,000 shares by TCAC’s sponsor).

Advisors

Jefferies LLC served as exclusive financial advisor and exclusive capital markets advisor to springbig and Cantor Fitzgerald & Co. served as exclusive capital markets advisor and exclusive PIPE placement agent to TCAC. Benesch, Friedlander, Coplan & Aronoff LLP acted as legal counsel for springbig, and Davis Polk & Wardwell LLP and Dentons US LLP acted as legal counsel to TCAC.

About springbig

springbig is a market-leading software platform providing customer loyalty and marketing automation solutions to cannabis retailers and brands in the U.S. and Canada. springbig’s platform connects consumers with retailers and brands, primarily through SMS marketing, as well as emails, customer feedback system, and loyalty programs, to support retailers’ and brands’ customer engagement and retention. springbig offers marketing automation solutions that provide for consistency of customer communication, thereby driving customer retention and retail foot traffic. Additionally, springbig’s reporting and analytics offerings deliver valuable insights that clients utilize to better understand their customer base, purchasing habits and trends. For more information, visit https://springbig.com/.

Investor Relations Contact
Courtney Van Alstyne
MATTIO Communications
ir@mattio.com

Media Contact
Phoebe Wilson
MATTIO Communications
springbig@mattio.com

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of federal securities laws. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risks and uncertainties described in the “Risk Factors” section of TCAC’s Annual Report on Form 10-K and registration statement on Form S-4 (the “Registration Statement”), the proxy statement/prospectus relating to the Business Combination, other documents filed by TCAC from time to time with SEC, and any risk factors made available to you in connection with TCAC, springbig and the transaction. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of springbig and TCAC), and other assumptions, that may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements.